# Bank of America Reports Quarterly Earnings of $5.8 Billion, EPS $0.56

***Results Include Merchant Services Joint Venture Impairment Charge of $2.1 Billion (Pretax), or $0.19 per Diluted Share[(A)]***

## 3Q19 Financial Highlights[1]

- Net income of $5.8 billion, or $0.56 per diluted share ($7.5 billion, or $0.75 excluding impairment charge), compared to $7.2 billion or $0.66[(A) 3]
- Revenue, net of interest expense, increased modestly to $22.8 billion reflecting both higher investment banking fees and net interest income (NII) partially offset by an equity investment gain in the prior-year period
- Net interest yield (FTE basis) of 2.41%,[(B)] declined 4 bps
- Provision for credit losses of $779 million
- Noninterest expense of $15.2 billion compared to $13.0 billion; excluding impairment charge, noninterest expense of $13.1 billion up less than 1%[(A)]
- Average loan and lease balances in business segments rose $52 billion, or 6%, to $923 billion
  - Consumer and commercial loans each up 6%
- Average deposit balances rose $59 billion, or 4%, to $1.4 trillion
- Returned $9.3 billion of capital to shareholders through common dividends and share repurchases
- Book value per share increased 11% to $26.96 per share

## 3Q19 Business Segment Highlights[1,2]

### Consumer Banking

- Net income rose 5% to $3.3 billion
- Loans up 7% to $304 billion
- Deposits up 3% to $709 billion
- Consumer investment assets up 9% to $223 billion; flows of $23 billion
- Efficiency ratio remains low at 45%
- 1.6 billion mobile logins, up 13%

### Global Wealth and Investment Management

- Net income rose 8% to $1.1 billion
- Record pretax margin of 30%
- Total client balances of $2.9 trillion
- Loans up 5%; deposits up 7%
- Year-to-date, net new households up 64% for Private Bank; 27% for Merrill Lynch

### Global Banking

- Net income increased 3% to $2.1 billion
- Firmwide investment banking fees of $1.5 billion (excludes self-led) increased 27%
- Loans increased 7% to $377 billion
- Deposits up 7% to $360 billion

### Global Markets

- Sales and trading revenue of $3.2 billion, including net debit valuation adjustment (DVA) losses of $15 million
- Excluding net DVA, sales and trading revenue increased 4% to $3.2 billion[(C)]
  - Equities increased 13% to $1.1 billion[(C)]
  - FICC stable at $2.1 billion[(C)]

**Commentary from Chairman and CEO Brian Moynihan:**

"Our teammates delivered another strong quarter of earnings and returns for shareholders. In a moderately growing economy, we focused on driving those things that are controllable. We made continued strong investments in our capabilities to serve customers, more relationship management teammates, more and refurbished branches and offices, and more digital capabilities, all while core expenses are flat. Our client activity, the expansion of our client base, and our ability to gain market share across most of our businesses in the quarter, all reflect responsible growth."

| **Financial Highlights** | **Three months ended** | | | | |
|---|---|---|---|---|---|
| **($ in billions, except per share data)** | **9/30/2019** | | | **6/30/2019** | **9/30/2018** |
| | **Reported** | JV Impairment Impact | Excluding JV Impairment[(A)] | Reported | Reported |
| Total revenue, net of interest expense | **$22.8** | $0.0 | $22.8 | $23.1 | $22.7 |
| Noninterest expense | **$15.2** | $2.1 | $13.1 | $13.3 | $13.0 |
| Net income | **$5.8** | $(1.7) | $7.5 | $7.3 | $7.2 |
| Diluted earnings per share | **$0.56** | $(0.19) | $0.75 | $0.74 | $0.66 |
| Return on average assets | **0.95%** | (0.28)% | 1.23% | 1.23% | 1.23% |
| Return on average common shareholders' equity | **8.48** | (2.68) | 11.16 | 11.62 | 10.99 |
| Return on average tangible common shareholders' equity[3] | **11.84** | (3.71) | 15.55 | 16.24 | 15.48 |
| Efficiency ratio | **67** | 10 | 57 | 57 | 57 |

See page 10 for endnotes.

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.
[3] Represents a non-GAAP financial measure. For additional information, see endnotes A and D on page 10 and reconciliation on page 18.

1

BANK OF AMERICA

**Commentary from Chief Financial Officer Paul Donofrio:**

"We remained disciplined in managing expenses and responsible in our approach to underwriting, which led to continued low costs and strong asset quality. In the quarter, we returned more than $9 billion to our shareholders."

## Consumer Banking

**Financial Results**[1]

- Net income of $3.3 billion, up $0.2 billion, or 5%
- Revenue of $9.7 billion increased 3%, driven primarily by increased NII due to growth in deposits and loans
- Provision for credit losses increased modestly to $917 million
  - Net charge-off ratio improved to 1.18%, compared to 1.19%
- Noninterest expense increased $68 million, or 2%, to $4.4 billion, as investments for business growth and higher compensation and benefits were largely offset by improved productivity and lower FDIC expense

| | Three months ended | | |
|---|---|---|---|
| **($ in millions)** | **9/30/2019** | **6/30/2019** | **9/30/2018** |
| Total revenue[2] | **$9,724** | $9,717 | $9,442 |
| Provision for credit losses | **917** | 947 | 870 |
| Noninterest expense | **4,393** | 4,408 | 4,325 |
| Pretax income | **4,414** | 4,362 | 4,247 |
| Income tax expense | **1,081** | 1,069 | 1,082 |
| **Net income** | **$3,333** | $3,293 | $3,165 |

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

**Business Highlights**[1,2]

- Average deposits grew $22 billion, or 3%; average loans grew $19 billion, or 7%
- Consumer investment assets grew $19 billion, or 9%, to $223 billion, driven by strong client flows
- 20 new financial centers opened and 117 renovated in 3Q19
- Digital usage continued to grow
  - 28.7 million active mobile banking users, up 10%
  - Digital sales were 26% of all Consumer Banking sales
  - 1.6 billion mobile logins in 3Q19
  - 8.9 million active Zelle® users with 80.8 million transactions in 3Q19
- 5.9 million customers enrolled in Preferred Rewards with 99% retention rate
- Combined credit/debit card spend increased 7%
- Efficiency ratio improved to 45% from 46%

| | Three months ended | | |
|---|---|---|---|
| **($ in billions)** | **9/30/2019** | **6/30/2019** | **9/30/2018** |
| Average deposits | **$709.3** | $707.0 | $687.5 |
| Average loans and leases | **303.8** | 296.4 | 285.0 |
| Consumer investment assets (EOP) | **223.2** | 219.7 | 203.9 |
| Active mobile banking users (MM) | **28.7** | 27.8 | 26.0 |
| Number of financial centers | **4,302** | 4,349 | 4,385 |
| Efficiency ratio | **45%** | 45% | 46% |
| Return on average allocated capital | **36** | 36 | 34 |
| **Total U.S. Consumer Credit Card**[2] | | | |
| Average credit card outstanding balances | **$94.4** | $93.6 | $94.7 |
| Total credit/debit spend | **162.0** | 161.5 | 152.0 |
| Risk-adjusted margin | **8.5%** | 7.9% | 8.1% |

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer credit card portfolio includes Consumer Banking and GWIM.

2

BANK OF AMERICA

## Global Wealth and Investment Management

### Financial Results[1]

- Net income of $1.1 billion, up $84 million, or 8%
- Revenue of $4.9 billion increased 2%, driven primarily by higher net interest income and asset management fees, partially offset by a decline in transactional revenue
- Noninterest expense decreased 1% as investments for business growth were more than offset by lower amortization of intangibles and FDIC expense

| | Three months ended | | |
|---|---|---|---|
| **($ in millions)** | **9/30/2019** | **6/30/2019** | **9/30/2018** |
| Total revenue[2] | **$4,904** | $4,900 | $4,817 |
| Provision for credit losses | **37** | 21 | 13 |
| Noninterest expense | **3,413** | 3,459 | 3,443 |
| Pretax income | **1,454** | 1,420 | 1,361 |
| Income tax expense | **356** | 348 | 347 |
| **Net income** | **$1,098** | $1,072 | $1,014 |

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

### Business Highlights[1]

- Total client balances of $2.9 trillion up 2%, driven by positive net flows and higher market valuations
- Average deposits of $254 billion increased 7%
- Average loans and leases grew $9 billion, or 5%, driven by residential mortgages and custom lending
- AUM flows of $5.5 billion in 3Q19
- Record pretax margin of 30%
- Strong wealth management household growth continues
  - YTD net new Private Bank households up 64%
  - YTD net new Merrill Lynch households up 27%
- Digital usage continued to grow
  - Mobile channel usage among households increased 49% at Merrill Lynch and 47% at Private Bank

| | Three months ended | | |
|---|---|---|---|
| **($ in billions)** | **9/30/2019** | **6/30/2019** | **9/30/2018** |
| Average deposits | **$254.4** | $253.9 | $238.3 |
| Average loans and leases | **170.4** | 166.3 | 161.9 |
| Total client balances (EOP) | **2,906.0** | 2,898.8 | 2,841.4 |
| AUM flows | **5.5** | 5.3 | 8.2 |
| Pretax margin | **30%** | 29% | 28% |
| Return on average allocated capital | **30** | 30 | 28 |

[1] Comparisons are to the year-ago quarter unless noted.

3

BANK OF AMERICA

## Global Banking

### Financial Results[1]

- Net income of $2.1 billion increased $60 million, or 3%
- Revenue of $5.2 billion increased 8%, driven by growth in investment banking fees and leasing-related revenues
- Provision for credit losses increased $190 million to $120 million, driven by the absence of 3Q18 reserve releases, primarily from energy exposures
- Noninterest expense increased 4%, primarily due to continued investments in the business, including in technology and client-facing associates

| | Three months ended | | |
|---|---|---|---|
| **($ in millions)** | **9/30/2019** | **6/30/2019** | **9/30/2018** |
| Total revenue[2,3] | **$5,212** | $4,975 | $4,823 |
| Provision for credit losses | **120** | 125 | (70) |
| Noninterest expense | **2,220** | 2,211 | 2,142 |
| Pretax income | **2,872** | 2,639 | 2,751 |
| Income tax expense | **775** | 713 | 714 |
| **Net income** | **$2,097** | $1,926 | $2,037 |

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

### Business Highlights[1,2]

- Average deposits increased $23 billion, or 7%, to $360 billion
- Average loans and leases grew $24 billion, or 7%, to $377 billion
- Total Corporation investment banking fees of $1.5 billion (excl. self-led) increased 27%, driven by M&A and debt underwriting fees
- Gained market share in investment banking fees, up 80 bps[3]
- Efficiency ratio improved to 43%

| | Three months ended | | |
|---|---|---|---|
| **($ in billions)** | **9/30/2019** | **6/30/2019** | **9/30/2018** |
| Average deposits | **$360.5** | $362.6 | $337.7 |
| Average loans and leases | **377.1** | 372.5 | 352.7 |
| Total Corp. IB fees (excl. self-led)[2] | **1.5** | 1.4 | 1.2 |
| Global Banking IB fees[2] | **0.9** | 0.7 | 0.6 |
| Business Lending revenue | **2.1** | 2.1 | 2.1 |
| Global Transaction Services revenue | **2.1** | 2.2 | 2.0 |
| Efficiency ratio | **43%** | 44% | 44% |
| Return on average allocated capital | **20** | 19 | 20 |

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Per Dealogic as of October 1, 2019.

4

BANK OF AMERICA

## Global Markets

### Financial Results[1]

- Net income of $0.8 billion decreased $72 million, or 8%
- Revenue of $3.9 billion relatively stable; excluding net DVA, revenue decreased 2%[4]
  - Reflects higher sales and trading revenue and investment banking fees, more than offset by a gain on sale of an equity investment in 3Q18 (excluded from sales and trading revenue)
- Noninterest expense increased $46 million, or 2%, to $2.7 billion, driven primarily by higher revenue-related expenses and continued investment in technology
- Average VaR of $34 million remained low[5]

| | Three months ended | | |
|---|---|---|---|
| ($ in millions) | 9/30/2019 | 6/30/2019 | 9/30/2018 |
| Total revenue[2,3] | **$3,864** | $4,144 | $3,873 |
| Net DVA[4] | **(15)** | (31) | (99) |
| **Total revenue (excl. net DVA)**[2,3,4] | **$3,879** | $4,175 | $3,972 |
| Provision for credit losses | **0** | 5 | (2) |
| Noninterest expense | **2,679** | 2,675 | 2,633 |
| Pretax income | **1,185** | 1,464 | 1,242 |
| Income tax expense | **338** | 417 | 323 |
| **Net income** | **$847** | $1,047 | $919 |
| **Net income (excl. net DVA)**[4] | **$858** | $1,071 | $994 |

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote C on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $34MM, $34MM and $31MM for 3Q19, 2Q19 and 3Q18, respectively.

### Business Highlights[1,2]

- Reported sales and trading revenue increased 7% to $3.2 billion
- Excluding net DVA, sales and trading revenue increased 4% to $3.2 billion[(C)]
  - FICC revenue of $2.1 billion remained flat driven by an improvement in mortgages and municipal products, offset by weaker trading in FX and credit products
  - Equities revenue of $1.1 billion increased 13% driven by growth in client financing activities

| | Three months ended | | |
|---|---|---|---|
| ($ in billions) | 9/30/2019 | 6/30/2019 | 9/30/2018 |
| Average total assets | **$687.4** | $685.4 | $652.5 |
| Average trading-related assets | **498.8** | 496.2 | 460.3 |
| Average loans and leases | **71.6** | 70.6 | 71.2 |
| Sales and trading revenue[2] | **3.2** | 3.2 | 3.0 |
| Sales and trading revenue (excl. net DVA)[(C),2] | **3.2** | 3.3 | 3.1 |
| Global Markets IB fees[2] | **0.6** | 0.6 | 0.5 |
| Efficiency ratio | **69%** | 65% | 68% |
| Return on average allocated capital | **10** | 12 | 10 |

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.

5

All Other Three months ended Financial Results1 ($ in millions) 9/30/2019 6/30/2019 9/30/2018 2 • Net loss of $1.6 billion, compared to net income of Total revenue $(749) $(503) $(80) $32 million, primarily driven by the joint venture Provision for credit losses (295) (241) (95) impairment charge; excluding the impairment charge, Noninterest expense 2,464 515 471 net income of $0.1 billion(A) Pretax loss (2,918) (777) (456) • Noninterest expense included $2.1 billion pretax Income tax expense (benefit) (1,320) (787) (488) impairment charge related to the notice of termination of the merchant services joint venture at Net income (loss) $(1,598) $10 $32 1 Comparisons are to the year-ago quarter unless noted. the conclusion of its current term as well as higher 2 legacy mortgage-related litigation expense Revenue, net of interest expense. Note: All Other consists of asset and liability management (ALM) activities, equity investments, • Benefit in provision for credit losses of $295 million non-core mortgage loans and servicing activities, liquidating businesses and certain expenses included approximately $200 million of recoveries not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. from sales of previously charged-off non-core Substantially all of the results of ALM activities are allocated to our business segments. Equity consumer real estate loans investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments. • Total Corporate effective income tax rate was 16%, which included the resolution of several tax matters 6

Credit Quality Three months ended Highlights1 ($ in millions) 9/30/2019 6/30/2019 9/30/2018 • Overall credit quality remained strong across both Provision for credit losses $779 $857 $716 the consumer and commercial portfolios Net charge-offs 811 887 932 2 • Net charge-offs decreased $121 million to $811 Net charge-off ratio 0.34% 0.38% 0.40% million; excluding recoveries from sales of previously At period-end charged-off non-core consumer real estate loans, net Nonperforming assets $3,723 $4,452 $5,449 charge-offs increased $77 million Nonperforming assets ratio3 0.39% 0.47% 0.59% – The net charge-off ratio decreased 6 bps to 0.34%; Allowance for loan and lease $9,433 $9,527 $9,734 compared to 2Q19, excluding the impact of the losses loan sales in both periods, net charge-off ratio of 0.42% compared to 0.43% Allowance for loan and lease 0.98% 1.00% 1.05% losses ratio4 • The provision for credit losses increased $63 million 1 Comparisons are to the year-ago quarter unless noted. to $779 million 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. • Nonperforming assets improved due to the non-core 3 Nonperforming assets ratio is calculated as nonperforming loans, leases and foreclosed loan sales and remained near historic lows properties (nonperforming assets) divided by outstanding loans, leases and foreclosed properties at the end of the period. 4 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Note: Ratios do not include loans accounted for under the fair value option. 7

## Leadership in high-tech, high-touch

(Figures are for 3Q19 unless otherwise specified)

### High-Tech

**No. 1 in mobile banking, online banking and digital sales functionality**

Digital banking has won **50+ awards** in the last two years

- Online and Mobile **certified** by J.D. Power as providing "Outstanding Customer Experience"
- **"Best in Class"** in Javelin's 2019 Mobile Banking Scorecard and Online Banking Scorecard, 3rd consecutive win
- **No. 1 Overall | No. 1 Ease of Use | No. 1 in Functionality** in Dynatrace's 2Q19 Online Banker Scorecard and 3Q19 Mobile Banker Scorecard
- **"Best Consumer Digital Bank in the U.S."** by Global Finance

**Consumer digital banking momentum**

**38.0MM** active digital banking users

**28.7MM** active mobile banking users

**1.6B** logins to consumer banking app

**26%** of all Consumer sales through digital

- **52%** of all digital sales came from mobile
- **40%** of total consumer mortgage applications came from digital
- **60%** of total direct auto applications came from digital

**80.8MM** sent and received payments via Zelle®, representing **$20.8B**, up **76%** YoY

**613K** digital appointments

**9MM** total Erica® users since launch in April, 2018

**Innovation in Global Banking**

- **500K CashPro® Online users** *(digital banking platform)* across our commercial, corporate and business banking businesses
- **CashPro Mobile Users** up **107%** and logins up **126%**, rolling 12 months, YoY
- **CashPro Mobile Payment Approvals** value of **$144B,** up **95%**, rolling 12 months, YoY
- **CashPro Mobile checks deposited** up **150%**, rolling 12 months, YoY

**Innovation in Wealth Management**

- **64%** of Merrill Lynch clients actively using an online or mobile platform across Merrill and Bank of America
- Ranked as **No. 2** mobile app by J.D. Power Wealth Management Mobile App Satisfaction Study
- Client usage of MyMerrill Mobile app grew **33%** YoY
- **13%** YoY growth in online platform users in Private Bank

### High-Touch

**4,302** financial centers

- **20** new openings
- **117** renovations

**16,626** ATMs

- **202** new ATMs
- **300** upgraded ATMs
- **100%** contactless-enabled

Expanded in **11** new and existing markets

**66MM** Consumer and Small Business clients

**19,672** Wealth advisors in Global Wealth and Investment Management and Consumer Banking

**77%** of the 2019 Global Fortune 500 and **95%** of the 2019 U.S. Fortune 1,000 have a relationship with us

Added more than **1,700** primary sales professionals to further strengthen local market coverage

Leading dealer in FX cash, derivatives, electronic trading and payments services in **148** currencies

**No. 2** Global Research firm (Institutional Investor magazine)

- **No. 2** U.S. Broker for StarMine Analyst Awards (Source: Refinitiv)

**650+** analysts covering **3K+** companies, **1.2K+** corporate bond issuers across **55** economies and **24** industries

**Innovation in technology**

- Most U.S.-granted patents in the financial services industry, as of June 30, 2019
- Own **3.7K+** patents and applications

8

BANK OF AMERICA

**Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)**

| | Three months ended | | |
|---|---|---|---|
| | 9/30/2019 | 6/30/2019 | 9/30/2018 |
| **Ending Balance Sheet** | | | |
| Total assets | **$2,426.3** | $2,395.9 | $2,338.8 |
| Total loans and leases | **972.9** | 963.8 | 929.8 |
| Total loans and leases in business segments (excluding All Other) | **933.2** | 920.5 | 874.8 |
| Total deposits | **1,392.8** | 1,375.1 | 1,345.6 |
| **Average Balance Sheet** | | | |
| Average total assets | **$2,412.2** | $2,399.1 | $2,317.8 |
| Average loans and leases | **964.7** | 950.5 | 930.7 |
| Average deposits | **1,375.1** | 1,375.5 | 1,316.3 |
| **Funding and Liquidity** | | | |
| Long-term debt | **$243.4** | $238.0 | $234.2 |
| Global Liquidity Sources, average[(E)] | **552** | 552 | 537 |
| **Equity** | | | |
| Common shareholders' equity | **$244.8** | $246.7 | $239.8 |
| Common equity ratio | **10.1%** | 10.3% | 10.3% |
| Tangible common shareholders' equity[1] | **$174.9** | $176.8 | $169.9 |
| Tangible common equity ratio[1] | **7.4%** | 7.6% | 7.5% |
| **Per Share Data** | | | |
| Common shares outstanding (in billions) | **9.08** | 9.34 | 9.86 |
| Book value per common share | **$26.96** | $26.41 | $24.33 |
| Tangible book value per common share[1] | **19.26** | 18.92 | 17.23 |
| **Regulatory Capital[(F)]** | | | |
| CET1 capital | **$169.2** | $171.5 | $164.4 |
| **Standardized approach** | | | |
| Risk-weighted assets | **$1,486** | $1,467 | $1,439 |
| CET1 ratio | **11.4%** | 11.7% | 11.4% |
| **Advanced approaches** | | | |
| Risk-weighted assets | **$1,441** | $1,431 | $1,424 |
| CET1 ratio | **11.7%** | 12.0% | 11.5% |
| **Supplementary leverage** | | | |
| Supplementary leverage ratio (SLR) | **6.6%** | 6.8% | 6.7% |

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18 of this press release.

9

Endnotes A Our financial results, after giving effect to the impact of the non-cash impairment charge related to the notice of termination of the merchant services joint venture at the conclusion of its current term, include non-GAAP financial measures. This impairment charge reduced 3Q19 net income by $1.7 billion, or $0.19 per diluted share, which included an increase in noninterest expense and a reduction in pretax income of $2.1 billion and a reduction in income tax expense of $373 million. The impairment charge negatively impacted 3Q19 return on average assets by 28 bps, return on average common shareholders’ equity by 268 bps, return on average tangible common shareholders’ equity by 371 bps and efficiency ratio by 909 bps. We believe the use of these non-GAAP measures provides additional clarity in understanding our results of operations and comparing our operational performance between periods. B We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income on an FTE basis was $12.3 billion, $12.3 billion and $12.2 billion for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. The FTE adjustment was $148 million, $149 million and $151 million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. C Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA (losses) were $(15) million, $(31) million and $(99) million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. FICC net DVA (losses) were $(18) million, $(30) million and $(80) million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. Equities net DVA gains (losses) were $3 million, $(1) million and $(19) million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. D Return on average tangible common shareholders’ equity is a non-GAAP financial measure. See page 18 of this press release for reconciliation to GAAP financial measures. E Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. F Regulatory capital ratios at September 30, 2019 are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all reporting dates presented. 10

Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss third- quarter 2019 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors Investor Call can access replays of the conference call by visiting the Investor Relations website or by calling Information 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from October 16 through October 23. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Lawrence Grayson, Bank of America, 1.704.995.5825 lee.mcentire@bofa.com lawrence.grayson@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,400 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and 1,900 business centers; approximately 16,600 ATMs; and award- winning digital banking with nearly 38 million active users, including approximately 29 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2018 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London InterBank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding net interest income, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards, including the new credit loss accounting standard; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks; the impact on the Company’s business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; the impact of a federal government shutdown and uncertainty regarding the federal government’s debt limit; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America Merrill Lynch” is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and members of FINRA and SIPC, and in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the U.S. Commodity Futures Trading Commission and are members of the National Futures Association. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 12

13

## Bank of America Corporation and Subsidiaries

# Selected Financial Data

(In millions, except per share data)

| Summary Income Statement | Nine Months Ended September 30 2019 | Nine Months Ended September 30 2018 | Third Quarter 2019 | Second Quarter 2019 | Third Quarter 2018 |
|---|---|---|---|---|---|
| Net interest income | $ 36,751 | $ 35,658 | $ 12,187 | $ 12,189 | $ 12,061 |
| Noninterest income | 32,144 | 32,685 | 10,620 | 10,895 | 10,663 |
| Total revenue, net of interest expense | 68,895 | 68,343 | 22,807 | 23,084 | 22,724 |
| Provision for credit losses | 2,649 | 2,377 | 779 | 857 | 716 |
| Noninterest expense | 41,661 | 40,080 | 15,169 | 13,268 | 13,014 |
| Income before income taxes | 24,585 | 25,886 | 6,859 | 8,959 | 8,994 |
| Income tax expense | 4,149 | 5,017 | 1,082 | 1,611 | 1,827 |
| Net income | $ 20,436 | $ 20,869 | $ 5,777 | $ 7,348 | $ 7,167 |
| Preferred stock dividends | 1,186 | 1,212 | 505 | 239 | 466 |
| Net income applicable to common shareholders | $ 19,250 | $ 19,657 | $ 5,272 | $ 7,109 | $ 6,701 |
| | | | | | |
| Average common shares issued and outstanding | 9,516.2 | 10,177.5 | 9,303.6 | 9,523.2 | 10,031.6 |
| Average diluted common shares issued and outstanding | 9,565.7 | 10,317.9 | 9,353.0 | 9,559.6 | 10,170.8 |
| **Summary Average Balance Sheet** | | | | | |
| Total debt securities | $ 445,104 | $ 436,080 | $ 447,126 | $ 446,447 | $ 445,813 |
| Total loans and leases | 953,169 | 932,485 | 964,733 | 950,525 | 930,736 |
| Total earning assets | 2,024,687 | 1,978,039 | 2,038,720 | 2,023,722 | 1,972,437 |
| Total assets | 2,390,943 | 2,322,099 | 2,412,223 | 2,399,051 | 2,317,829 |
| Total deposits | 1,370,178 | 1,304,827 | 1,375,052 | 1,375,450 | 1,316,345 |
| Common shareholders' equity | 245,329 | 241,943 | 246,630 | 245,438 | 241,812 |
| Total shareholders' equity | 268,223 | 265,102 | 270,430 | 267,975 | 264,653 |
| **Performance Ratios** | | | | | |
| Return on average assets | 1.14% | 1.20% | 0.95% | 1.23% | 1.23% |
| Return on average common shareholders' equity | 10.49 | 10.86 | 8.48 | 11.62 | 10.99 |
| Return on average tangible common shareholders' equity [(1)] | 14.67 | 15.30 | 11.84 | 16.24 | 15.48 |
| **Per Common Share Information** | | | | | |
| Earnings | $ 2.02 | $ 1.93 | $ 0.57 | $ 0.75 | $ 0.67 |
| Diluted earnings | 2.01 | 1.91 | 0.56 | 0.74 | 0.66 |
| Dividends paid | 0.48 | 0.39 | 0.18 | 0.15 | 0.15 |
| Book value | 26.96 | 24.33 | 26.96 | 26.41 | 24.33 |
| Tangible book value [(1)] | 19.26 | 17.23 | 19.26 | 18.92 | 17.23 |

| Summary Period-End Balance Sheet | September 30 2019 | June 30 2019 | September 30 2018 |
|---|---|---|---|
| Total debt securities | $ 444,594 | $ 446,075 | $ 446,107 |
| Total loans and leases | 972,910 | 963,800 | 929,801 |
| Total earning assets | 2,051,511 | 2,027,935 | 1,982,338 |
| Total assets | 2,426,330 | 2,395,892 | 2,338,833 |
| Total deposits | 1,392,836 | 1,375,093 | 1,345,649 |
| Common shareholders' equity | 244,781 | 246,719 | 239,832 |
| Total shareholders' equity | 268,387 | 271,408 | 262,158 |
| Common shares issued and outstanding | 9,079.3 | 9,342.6 | 9,858.3 |

| Credit Quality | Nine Months Ended September 30 2019 | Nine Months Ended September 30 2018 | Third Quarter 2019 | Second Quarter 2019 | Third Quarter 2018 |
|---|---|---|---|---|---|
| Total net charge-offs | $ 2,689 | $ 2,839 | $ 811 | $ 887 | $ 932 |
| Net charge-offs as a percentage of average loans and leases outstanding [(2)] | 0.38% | 0.41% | 0.34% | 0.38% | 0.40% |
| Provision for credit losses | $ 2,649 | $ 2,377 | $ 779 | $ 857 | $ 716 |

| | September 30 2019 | June 30 2019 | September 30 2018 |
|---|---|---|---|
| Total nonperforming loans, leases and foreclosed properties [(3)] | $ 3,723 | $ 4,452 | $ 5,449 |
| Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(2)] | 0.39% | 0.47% | 0.59% |
| Allowance for loan and lease losses | $ 9,433 | $ 9,527 | $ 9,734 |
| Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)] | 0.98% | 1.00% | 1.05% |

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management September 30 June 30 September 30 2019 2019 2018 Regulatory capital metrics (4): Common equity tier 1 capital $ 169,203 $ 171,498 $ 164,386 Common equity tier 1 capital ratio - Standardized approach 11.4% 11.7% 11.4% Common equity tier 1 capital ratio - Advanced approaches 11.7 12.0 11.5 Tier 1 leverage ratio 8.2 8.4 8.3 Tangible equity ratio (5) 8.4 8.7 8.5 Tangible common equity ratio (5) 7.4 7.6 7.5 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at September 30, 2019 are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18. Current period information is preliminary and based on company data available at the time of the presentation.

15

## Bank of America Corporation and Subsidiaries

# Quarterly Results by Business Segment and All Other

(Dollars in millions)

| | Third Quarter 2019 | | | | |
|---|---|---|---|---|---|
| | **Consumer Banking** | **GWIM** | **Global Banking** | **Global Markets** | **All Other** |
| Total revenue, net of interest expense | **$ 9,724** | **$ 4,904** | **$ 5,212** | **$ 3,864** | **$ (749)** |
| Provision for credit losses | **917** | **37** | **120** | **—** | **(295)** |
| Noninterest expense | **4,393** | **3,413** | **2,220** | **2,679** | **2,464** |
| Net income | **3,333** | **1,098** | **2,097** | **847** | **(1,598)** |
| Return on average allocated capital [1] | **36%** | **30%** | **20%** | **10%** | **n/m** |
| **Balance Sheet** | | | | | |
| **Average** | | | | | |
| Total loans and leases | **$ 303,833** | **$ 170,414** | **$ 377,109** | **$ 71,589** | **$ 41,788** |
| Total deposits | **709,273** | **254,449** | **360,457** | **30,155** | **20,718** |
| Allocated capital [1] | **37,000** | **14,500** | **41,000** | **35,000** | **n/m** |
| **Quarter end** | | | | | |
| Total loans and leases | **$ 307,925** | **$ 172,677** | **$ 377,658** | **$ 74,979** | **$ 39,671** |
| Total deposits | **715,715** | **252,466** | **371,887** | **30,885** | **21,883** |

| | Second Quarter 2019 | | | | |
|---|---|---|---|---|---|
| | Consumer Banking | GWIM | Global Banking | Global Markets | All Other |
| Total revenue, net of interest expense | $ 9,717 | $ 4,900 | $ 4,975 | $ 4,144 | $ (503) |
| Provision for credit losses | 947 | 21 | 125 | 5 | (241) |
| Noninterest expense | 4,408 | 3,459 | 2,211 | 2,675 | 515 |
| Net income | 3,293 | 1,072 | 1,926 | 1,047 | 10 |
| Return on average allocated capital [1] | 36% | 30% | 19% | 12% | n/m |
| **Balance Sheet** | | | | | |
| **Average** | | | | | |
| Total loans and leases | $ 296,388 | $ 166,324 | $ 372,531 | $ 70,587 | $ 44,695 |
| Total deposits | 707,028 | 253,925 | 362,619 | 31,128 | 20,750 |
| Allocated capital [1] | 37,000 | 14,500 | 41,000 | 35,000 | n/m |
| **Quarter end** | | | | | |
| Total loans and leases | $ 300,412 | $ 168,993 | $ 376,948 | $ 74,136 | $ 43,311 |
| Total deposits | 714,223 | 251,818 | 358,902 | 29,961 | 20,189 |

| | Third Quarter 2018 | | | | |
|---|---|---|---|---|---|
| | Consumer Banking | GWIM | Global Banking | Global Markets | All Other |
| Total revenue, net of interest expense | $ 9,442 | $ 4,817 | $ 4,823 | $ 3,873 | $ (80) |
| Provision for credit losses | 870 | 13 | (70) | (2) | (95) |
| Noninterest expense | 4,325 | 3,443 | 2,142 | 2,633 | 471 |
| Net income | 3,165 | 1,014 | 2,037 | 919 | 32 |
| Return on average allocated capital [1] | 34% | 28% | 20% | 10% | n/m |
| **Balance Sheet** | | | | | |
| **Average** | | | | | |
| Total loans and leases | $ 284,994 | $ 161,869 | $ 352,712 | $ 71,231 | $ 59,930 |
| Total deposits | 687,530 | 238,291 | 337,685 | 30,721 | 22,118 |
| Allocated capital [1] | 37,000 | 14,500 | 41,000 | 35,000 | n/m |
| **Quarter end** | | | | | |
| Total loans and leases | $ 287,277 | $ 162,191 | $ 352,332 | $ 73,023 | $ 54,978 |
| Total deposits | 692,770 | 239,654 | 350,748 | 41,102 | 21,375 |

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current period information is preliminary and based on company data available at the time of the presentation.

16

**Bank of America Corporation and Subsidiaries**

# Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

| | Nine Months Ended September 30, 2019 | | | | |
|---|---|---|---|---|---|
| | Consumer Banking | GWIM | Global Banking | Global Markets | All Other |
| Total revenue, net of interest expense | $ 29,073 | $ 14,624 | $ 15,342 | $ 12,189 | $ (1,883) |
| Provision for credit losses | 2,838 | 63 | 356 | (18) | (590) |
| Noninterest expense | 13,157 | 10,300 | 6,697 | 8,109 | 3,398 |
| Net income (loss) | 9,874 | 3,217 | 6,051 | 2,930 | (1,636) |
| Return on average allocated capital [1] | 36% | 30% | 20% | 11% | n/m |
| **Balance Sheet** | | | | | |
| **Average** | | | | | |
| Total loans and leases | $ 297,539 | $ 167,069 | $ 373,275 | $ 70,757 | $ 44,529 |
| Total deposits | 704,459 | 256,708 | 357,413 | 30,878 | 20,720 |
| Allocated capital [1] | 37,000 | 14,500 | 41,000 | 35,000 | n/m |
| **Period end** | | | | | |
| Total loans and leases | $ 307,925 | $ 172,677 | $ 377,658 | $ 74,979 | $ 39,671 |
| Total deposits | 715,715 | 252,466 | 371,887 | 30,885 | 21,883 |

| | Nine Months Ended September 30, 2018 | | | | |
|---|---|---|---|---|---|
| | Consumer Banking | GWIM | Global Banking | Global Markets | All Other |
| Total revenue, net of interest expense | $ 27,656 | $ 14,414 | $ 14,832 | $ 12,935 | $ (1,039) |
| Provision for credit losses | 2,749 | 63 | (77) | (6) | (352) |
| Noninterest expense | 13,241 | 10,451 | 6,618 | 8,283 | 1,487 |
| Net income (loss) | 8,691 | 2,906 | 6,137 | 3,447 | (312) |
| Return on average allocated capital [1] | 31% | 27% | 20% | 13% | n/m |
| **Balance Sheet** | | | | | |
| **Average** | | | | | |
| Total loans and leases | $ 281,767 | $ 160,609 | $ 353,167 | $ 73,340 | $ 63,602 |
| Total deposits | 683,279 | 239,176 | 328,484 | 31,253 | 22,635 |
| Allocated capital [1] | 37,000 | 14,500 | 41,000 | 35,000 | n/m |
| **Period end** | | | | | |
| Total loans and leases | $ 287,277 | $ 162,191 | $ 352,332 | $ 73,023 | $ 54,978 |
| Total deposits | 692,770 | 239,654 | 350,748 | 41,102 | 21,375 |

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended Third Second Third September 30 Quarter Quarter Quarter FTE basis data (1) 2019 2018 2019 2019 2018 Net interest income $ 37,201 $ 36,113 $ 12,335 $ 12,338 $ 12,212 Total revenue, net of interest expense 69,345 68,798 22,955 23,233 22,875 Net interest yield 2.45% 2.43% 2.41% 2.44% 2.45% Efficiency ratio 60.08 58.26 66.08 57.11 56.89 September 30 June 30 September 30 Other Data 2019 2019 2018 Number of financial centers - U.S. 4,302 4,349 4,385 Number of branded ATMs - U.S. 16,626 16,561 16,089 Headcount 208,561 208,984 204,681 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $450 million and $455 million for the nine months ended September 30, 2019 and 2018, $148 million and $149 million for the third and second quarters of 2019, and $151 million for the third quarter of 2018. Certain prior period amounts have been reclassified to conform to current period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

## Bank of America Corporation and Subsidiaries

# Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the nine months ended September 30, 2019 and 2018 and the three months ended September 30, 2019, June 30, 2019 and September 30, 2018. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

| | Nine Months Ended September 30 | | Third Quarter | Second Quarter | Third Quarter |
|---|---|---|---|---|---|
| | 2019 | 2018 | 2019 | 2019 | 2018 |
| **Reconciliation of average shareholders' equity to average tangible common shareholders' equity and average tangible shareholders' equity** | | | | | |
| Shareholders' equity | $ 268,223 | $ 265,102 | $ 270,430 | $ 267,975 | $ 264,653 |
| Goodwill | (68,951) | (68,951) | (68,951) | (68,951) | (68,951) |
| Intangible assets (excluding mortgage servicing rights) | (1,735) | (2,125) | (1,707) | (1,736) | (1,992) |
| Related deferred tax liabilities | 787 | 917 | 752 | 770 | 896 |
| **Tangible shareholders' equity** | $ 198,324 | $ 194,943 | $ 200,524 | $ 198,058 | $ 194,606 |
| Preferred stock | (22,894) | (23,159) | (23,800) | (22,537) | (22,841) |
| **Tangible common shareholders' equity** | $ 175,430 | $ 171,784 | $ 176,724 | $ 175,521 | $ 171,765 |
| **Reconciliation of period-end shareholders' equity to period-end tangible common shareholders' equity and period-end tangible shareholders' equity** | | | | | |
| Shareholders' equity | $ 268,387 | $ 262,158 | $ 268,387 | $ 271,408 | $ 262,158 |
| Goodwill | (68,951) | (68,951) | (68,951) | (68,951) | (68,951) |
| Intangible assets (excluding mortgage servicing rights) | (1,690) | (1,908) | (1,690) | (1,718) | (1,908) |
| Related deferred tax liabilities | 734 | 878 | 734 | 756 | 878 |
| **Tangible shareholders' equity** | $ 198,480 | $ 192,177 | $ 198,480 | $ 201,495 | $ 192,177 |
| Preferred stock | (23,606) | (22,326) | (23,606) | (24,689) | (22,326) |
| **Tangible common shareholders' equity** | $ 174,874 | $ 169,851 | $ 174,874 | $ 176,806 | $ 169,851 |
| **Reconciliation of period-end assets to period-end tangible assets** | | | | | |
| Assets | $ 2,426,330 | $ 2,338,833 | $ 2,426,330 | $ 2,395,892 | $ 2,338,833 |
| Goodwill | (68,951) | (68,951) | (68,951) | (68,951) | (68,951) |
| Intangible assets (excluding mortgage servicing rights) | (1,690) | (1,908) | (1,690) | (1,718) | (1,908) |
| Related deferred tax liabilities | 734 | 878 | 734 | 756 | 878 |
| **Tangible assets** | $ 2,356,423 | $ 2,268,852 | $ 2,356,423 | $ 2,325,979 | $ 2,268,852 |
| **Book value per share of common stock** | | | | | |
| Common shareholders' equity | $ 244,781 | $ 239,832 | $ 244,781 | $ 246,719 | $ 239,832 |
| Ending common shares issued and outstanding | 9,079.3 | 9,858.3 | 9,079.3 | 9,342.6 | 9,858.3 |
| **Book value per share of common stock** | $ 26.96 | $ 24.33 | $ 26.96 | $ 26.41 | $ 24.33 |
| **Tangible book value per share of common stock** | | | | | |
| Tangible common shareholders' equity | $ 174,874 | $ 169,851 | $ 174,874 | $ 176,806 | $ 169,851 |
| Ending common shares issued and outstanding | 9,079.3 | 9,858.3 | 9,079.3 | 9,342.6 | 9,858.3 |
| **Tangible book value per share of common stock** | $ 19.26 | $ 17.23 | $ 19.26 | $ 18.92 | $ 17.23 |

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.